                              CORPORATE SERVICES AGREEMENT

                                         BETWEEN

                                    RDO EQUIPMENT CO.

                                           AND

                                    R. D. OFFUTT COMPANY


                                Dated as of November 1, 1996

                                CORPORATE SERVICES AGREEMENT


   THIS CORPORATE SERVICES AGREEMENT, dated as of November 1, 1996, is by and between RDO EQUIPMENT CO. ("RDO") and R.D. OFFUTT COMPANY ("Offutt Co.").

   WHEREAS, RDO desires to obtain certain corporate support and other services from Offutt Co. and other entities controlled by, or under common control (the "Offutt Entities"), and Offutt Co. is willing to provide such corporate support and other services to RDO, either directly or through the Offutt Entities.

   NOW, THEREFORE, in consideration of the foregoing premise and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                       ARTICLE
                                          1.
                                  SERVICES PROVIDED

1.1. DESCRIPTION OF SERVICES. During the term of this Agreement, Offutt Co. will provide, or cause to be provided, to RDO the services described in the schedules attached hereto. The schedules attached hereto may be amended from time to time by the written agreement of the parties, and the schedules may be added or deleted from time to time as the parties may agree in writing.

1.2.  NOTICE OF TERMINATION OF SERVICES.  Notwithstanding anything in Section
      1.1 of this Agreement to the contrary, any particular service described in the schedules now or hereafter attached to this Agreement (as the same may be amended from time to time) may be terminated by RDO at any time by giving Offutt Co. at least thirty (30) calendar days' prior written notice, unless a longer notification period is specified in the particular schedule. RDO will not be obligated to pay or reimburse Offutt Co. for any terminated services after the expiration of such thirty (30)-day period.

1.3. LEVEL OF EFFORT; QUALITY OF SERVICES. Except as otherwise expressly provided in this Agreement, all services, consultation, training, assistance, opinions, evaluations or other support which Offutt Co. renders or causes to be rendered to RDO pursuant to this Agreement will be provided on a "reasonable efforts" basis. For purposes of this Agreement, a "reasonable efforts" basis means performing, or causing to be performed, identified tasks to the same level or degree of involvement Offutt Co. would provide in its own internal operations. Unless particular personnel are designated as being dedicated to RDO, the services provided by any particular person to RDO will not be given priority over reasonable and necessary services required to meet RDO's requirements. The services which Offutt Co. renders or cause to be rendered to RDO hereunder will be of a nature and quality substantially similar to that which Offutt Co. require for its own internal operations with respect to comparable services.

1.4. SELECTION OF PERSONNEL. The selection and assignment of Offutt Co.'s personnel needed to perform the services to be provided to RDO under this Agreement will be solely determined by Offutt Co. It is understood and agreed that Offutt Co.'s personnel performing such services will meet the job or position qualifications normally required of a person performing the particular or comparable service for Offutt Co.'s own internal operations.

1.5. SUBCONTRACTING. Services to be rendered by Offutt Co. to RDO under this Agreement may be subcontracted, in whole or in part, by any Offutt Co. without the express written approval of RDO, but Offutt Co. will, at all times, remain fully liable for the performance by any subcontracted party in accordance with the terms of this Agreement, including, without limitation, continued compliance with the provisions of Article III of this Agreement.

1.6. WARRANTY DISCLAIMER. OFFUTT CO. MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES IMPLIED BY LAW OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING THIS AGREEMENT, THE PERFORMANCE OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT OR ANY TANGIBLE PROPERTY DELIVERED BY OFFUTT CO. PURSUANT TO THIS AGREEMENT.

1.7. LIMITATION OF LIABILITY. Offutt Co. will not be liable to RDO or to any other person or entity for special, indirect, consequential or punitive damages caused by, attributable to or arising in connection with the performance, nonperformance or delayed performance of the services contemplated by this Agreement, or any act or omission of Offutt Co. or any person or entity acting on behalf of Offutt Co. attributable to or arising in connection with the services contemplated by this Agreement, whether negligent or otherwise, including, without limitation, damages relating to loss of profit or business interruption, however such damages may be caused, except for such damages attributable to Offutt Co.'s or such other person's or entity's fraud, bad faith or willful misconduct. Offutt Co. will not be liable for any failure to perform or any delay in the performance of its obligations hereunder due to Force Majeure (as defined in Section 5.1 below) or any cause beyond the reasonable control of Offutt Co.

                                    ARTICLE
                                       2.
                                 COMPENSATION

2.1. RATE OF COMPENSATION. In consideration for the services performed by Offutt Co. pursuant to this Agreement, RDO agrees to pay or reimburse Offutt Co. for the following fees or expenses:

      (a) PRO RATA FEE. For the performance by Offutt Co. of the corporate support services described in the schedules hereto which are identified as "pro rata fee services," RDO will pay or reimburse Offutt Co. rendering the particular service a pro rata fee based on RDO's usage of such services compared with the usage of Offutt Co. and other Offutt Entities.

      (b) FIXED FEE. For the performance by Offutt Co. described in the schedules hereto which are identified as "fixed fee services," RDO will pay or reimburse Offutt Co. a fixed fee at the quarterly rate from time to time as set forth on the schedules. The annual rate of the fixed fee schedules will be reviewed bi-annually and adjusted from time to time as necessary by the written agreement of the parties. Any such adjustments to the quarterly rate of the fixed fee shall be set forth on a revised schedule.

      (c) VARIABLE FEE. For the performance by Offutt Co. described in the schedules hereto which are identified as "variable fee services,"
          RDO will pay or reimburse Offutt Co. rendering the particular service a variable fee from time to time. The variable fee schedules hereto will be reviewed bi-annually and adjusted from time to time as necessary by the written agreement of the parties. Any such changes shall be set forth on a revised schedule.

2.2. TAXES. In addition to the fees payable by RDO to Offutt Co. pursuant to Section 2.1 of this Agreement, RDO will be responsible for and will pay, or reimburse Offutt Co. for, all federal, foreign, state and local taxes, duties, fees, assessments, licenses, charges, fines, penalties and interest and other governmental charges, however designated, associated with the performance by Offutt Co. of their obligations hereunder which are now or hereafter imposed under or by any governmental authority or agency (other than such amounts as relate to net income or similar taxes based upon Offutt Co.'s earnings arising hereunder).

2.3. TRAVEL EXPENSES. In addition to the fees payable by RDO to Offutt Co. pursuant to Section 2.1 of this Agreement, in the event that RDO requests Offutt Co. to provide services in accordance with this Agreement that require travel beyond a radius of fifty (50) miles from Offutt Co.'s principal offices, then RDO agrees that it will pay, or reimburse Offutt Co. for, all travel, food and lodging expenses reasonably incurred in connection therewith.

2.4. PAYMENT OF COMPENSATION AND EXPENSES. As soon as practicable following the end of Offutt Co.'s quarterly accounting periods during the term of this Agreement (but not later than thirty (30) calendar days after the end of each such period), Offutt Co. will deliver a written invoice to RDO separately setting forth the amount of fees and expenses payable hereunder with respect to the immediately preceding quarterly accounting period. Such invoice will be in a form and contain sufficiently detailed supporting information to allow RDO the reasonable opportunity to verify the fees and expenses payable hereunder. RDO will have the right to verify the information in the invoice in the manner provided in Section 2.5 hereof. RDO will pay or reimburse Offutt Co. for the amount of the fees and expenses payable to Offutt Co. hereunder with respect to the immediately preceding quarterly accounting period within a reasonable period of time following RDO's receipt and verification of the periodic invoices from Offutt Co., but in no event later than thirty (30) days after receipt and verification of the invoice. Any questions or disputes between the parties with respect to determinations or calculations relating to the amount of the fees or expenses payable hereunder will be resolved by the independent certified public accounting firm then servicing the books of RDO, whose determinations or calculations will be binding and conclusive upon the parties. The costs of any such resolutions will be borne equally by the parties.

2.5. RECORDS AND INSPECTION. Offutt Co. will keep and maintain complete and accurate records and books of account showing the determination and the amount of fees and expenses payable hereunder in sufficient detail and form to permit the determination of the fees and expenses due and payable to Offutt Co. hereunder. Such records and books of account shall be maintained for a period of one (1) year. Offutt Co. agrees to permit RDO and RDO's duly authorized representatives and agents, at RDO's expense, complete access to Offutt Co.'s facilities to audit, inspect and copy Offutt Co.'s records and books of account at all reasonable times. Such audit, inspection and copying will be limited in scope and duration to the extent as may be reasonably necessary for determining Offutt Co.'s performance under, or compliance with, the terms of this Agreement and for determining the accuracy of the fees and expenses payable hereunder.

                                       ARTICLE
                                          3.
                                   CONFIDENTIALITY

3.1. PROPRIETARY INFORMATION. "PROPRIETARY INFORMATION" means all information which is directly or indirectly disclosed to any of the parties hereunder, regardless of the form in which it is disclosed, relating in any way to the other party's markets, customers, products, patents, inventions, proprietary information, procedures, processes, methods, designs, strategies, know-how, plans, assets, liabilities, costs, expenses, revenues, profits, organization, officers, directors, employees, representatives, agents, distributors, dealers or business in general.

3.2. NON-DISCLOSURE. Offutt Co. and RDO acknowledge and agree that each other's Proprietary Information is confidential and proprietary. Without the other party's express prior written consent, Offutt Co. and RDO agree not to use any of such Proprietary Information for any purpose other than as permitted or required for performance by Offutt Co. and RDO hereunder. Without the other party's express prior written consent, Offutt Co. and RDO further agree not to disclose or provide any of such Proprietary Information to any third party and to take all necessary measures to prevent any such disclosure by their respective officers, directors, employees, agents or representatives. Such obligation of non-disclosure and confidentiality will survive termination of this Agreement. Following termination of this Agreement, Offutt Co. and RDO will use their reasonable efforts to return all Proprietary Information (and reproductions thereof) obtained hereunder.

3.3. PUBLIC INFORMATION; COURT ORDER. Nothing herein will prevent any of the parties from using, disclosing or authorizing the disclosure of any Proprietary Information of the other parties hereunder: (a) which is or hereafter becomes part of the public domain or otherwise becomes generally available to the public through no fault of the disclosing party; (b) to the extent and upon the terms and conditions that Offutt Co. or RDO may have previously made their respective Proprietary Information available to certain persons; or (c) to the extent that Offutt Co. or RDO is required to disclose such Proprietary Information by law or court order.

3.4. LEGAL ACTION. At the request of the other party, Offutt Co. and RDO will cooperate fully with each other in any and all legal actions taken by the other to protect its rights in its Proprietary Information. The party seeking to protect such rights will bear all costs and expenses reasonably incurred by the other party in the course of cooperating in such legal action.

                                        ARTICLE
                                           4.
                                  TERM AND TERMINATION

4.1. TERM. This Agreement will take effect as of the date first above written and will continue in force for an initial period of three (3) years ending on October 31, 1999, subject to earlier termination as provided in Section 4.2 hereof. Thereafter, this Agreement will be automatically renewed for additional periods of one (1) year each, unless either party has given the other written notice of its termination of this Agreement at least sixty (60) calendar days prior to the scheduled termination date, in which event this Agreement will terminate on the scheduled termination date or earlier as provided in
      Section 4.2 hereof. The performance of particular services contemplated by this Agreement may be terminated as provided in Section
      1.2 of this Agreement.

4.2. TERMINATION. Notwithstanding the provisions of Section 4.1 above, this Agreement may be terminated in accordance with the following provisions:

      (a) Any party hereto may terminate this Agreement at any time by giving notice in writing to the other parties, which notice will be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business, or should any of the other parties or a substantial part of any of their businesses come under the control of a third party;

      (b) Any party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than sixty (60) calendar days as provided in Section 5.2 below;

      (c) Any party may terminate this Agreement by giving notice in writing to the other party in the event that the other party is in material breach of this Agreement and has failed to cure such breach within thirty (30) calendar days of receipt of written notice thereof from the other party; or

      (d) The mutual written consent of the parties.

4.3. RIGHTS AND OBLIGATIONS ON TERMINATION. In the event of termination of this Agreement for any reason, the parties will have the following rights and obligations:

      (a) Termination of this Agreement will not release RDO from the obligation to make payment of all amounts then or thereafter due and payable;

      (b) Offutt Co. will have the right to terminate any or all services; and

      (c) The obligations hereunder which by their terms or clear intent extend beyond termination of this Agreement, including, without limitation, the obligations hereunder pursuant to Section 2.5 (relating to records and reports), Section 3.2

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           (relating to confidentiality), and Section 6.1 (relating to indemnification), will survive termination of this Agreement.

4.4. NO COMPENSATION. In the event that either of the parties hereto terminates this Agreement for any reason in accordance with the terms hereof, the parties hereby agree that, subject to the provisions of
      Section 4.3 hereof and without prejudice to any other rights or remedies which any of the parties may have in respect of any breach of this Agreement, none of the parties shall be entitled to any compensation or like payment from any of the other parties as a result of such termination.

                                             ARTICLE
                                                5.
                                           FORCE MAJEURE

5.1. DEFINITION. "FORCE MAJEURE" means any event or condition, not existing as of the date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of any of the parties, which prevents in whole or in material part the performance by Offutt Co. of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following will constitute events or conditions of Force Majeure: acts of state or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

5.2. NOTICE. Upon giving notice to RDO, Offutt Co. upon being affected by an event of Force Majeure will be released without any liability on its part from the performance of its obligations under this Agreement, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice must include a description of the nature of the event of Force Majeure, its cause and possible consequences. Offutt Co. will promptly notify RDO of the termination of such event.

5.3. CONFIRMATION. Offutt Co. must provide to RDO confirmation of the existence of the circumstances constituting any claimed event of Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

5.4. SUSPENSION OF PERFORMANCE. During the period that the performance by Offutt Co. of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, RDO may likewise suspend the performance of all or part of its obligations hereunder relating to the circumstances constituting the claimed event of Force Majeure (to the extent that such suspension is commercially reasonable).

                                       ARTICLE
                                          6.
                                   INDEMNIFICATION

6.1. INDEMNIFICATION BY RDO. RDO agrees to indemnify and hold harmless Offutt Co., its successors-in-interest, permitted assigns, officers, directors, employees, agents and

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      representatives, from and against any and all liability, damage, cost, expense and loss, or threat thereof, including, without limitation, reasonable attorneys' fees, expenses and court costs, and from and against any and all claims or actions based upon, or arising out of, damage or injury to persons or property caused by, attributable to or arising in connection with Offutt Co.'s' performance, nonperformance or delayed performance of the services contemplated by this Agreement or any acts or omissions of Offutt Co.'s or any person or entity acting on behalf of Offutt Co.'s attributable to or arising in connection with the services contemplated by this Agreement. Notwithstanding the foregoing, but subject to Section 1.7 hereof (relating to limitation of liability), RDO will have the right to pursue any and all claims, whether at law or in equity, that RDO may have against Offutt Co., its successors-in-interest, permitted assigns, officers, directors, employees, agents, representatives and persons and entities acting on its behalf based upon, arising out of or in connection with the performance, nonperformance or delayed performance of the services contemplated by this Agreement or any acts or omissions relating thereto. Offutt Co. agrees to promptly notify RDO of any such claim in writing, tender to RDO the right to defend or settle such claim at RDO's expense, and reasonably cooperate with RDO in defending or settling any such claim. Offutt Co. may be represented by and actively participate through their own counsel in the defense of any such claim if they so desire and the costs of such independent counsel will be paid by Offutt Co. RDO will have no liability whatsoever with respect to claims settled without the prior written consent of RDO. RDO may not settle any claim under this Section 6.1 without the prior written consent of Offutt Co., which consent will not be unreasonably withheld or delayed. RDO's indemnification obligations pursuant to this Section
      6.1 will survive termination of this Agreement.

                                       ARTICLE
                                          7.
                                    MISCELLANEOUS

7.1. RELATIONSHIP.

      (a) GENERALLY. Except to the extent expressly provided herein, this Agreement does not make any party the employee, agent or legal representative of the other party for any purpose whatsoever. None of the parties is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of any of the other parties. In fulfilling its obligations pursuant to this Agreement, Offutt Co. will be acting as an independent contractor. Offutt Co. may, during the term of this Agreement, provide the same or similar services to those provided hereunder for others, including, without limitation, competitors of RDO. RDO may, during the term of this Agreement, procure the same or similar services to those provided hereunder from others, including, without limitation, competitors of Offutt Co. In the performance or rendering of the services contemplated by this Agreement, Offutt Co. is an independent contractor with the authority to control and direct the performance of the details of the services; RDO is interested only in the results obtained. However, the services contemplated hereby must meet the approval of RDO. RDO will have no direct control over Offutt Co. or any of their employees or agents in connection with the performance of the services contemplated by this Agreement. Nothing contained in this Agreement will constitute or be construed to

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          be or create a partnership, joint venture, franchise
          or similar arrangement between the parties hereto.

      (b) LIMITED POWER OF ATTORNEY. Notwithstanding anything in Section 7.1(a) to the contrary, RDO hereby makes, constitutes and appoints Offutt Co. as RDO's true and lawful attorney, authorized (but not required) to take, from time to time, and at any and all times, any and all actions which RDO itself could take, in RDO's name, place and stead, to the maximum extent permitted by law; PROVIDED, HOWEVER, that the authority granted by RDO in favor of Offutt Co. hereunder extends only to actions at that time necessary and appropriate to permit Offutt Co. to perform the services contemplated by this Agreement; and, PROVIDED FURTHER, that the authority granted by RDO in favor of Offutt Co. hereunder will in no way be construed to give Offutt Co. the right or authority to amend or otherwise alter the terms of this Agreement or any of the agreements referred to herein or to provide any consents and approvals required or permitted under this Agreement or any of the agreements referred to herein. This power of attorney is not coupled with an interest and may, therefore, be revoked, in whole or in part, at any time and from time to time, by RDO giving written notice to Offutt Co. of such revocation.

7.2. ASSIGNMENT. Except to the extent expressly provided herein, none of the parties hereto has the right to, directly or indirectly, in whole or in part, assign, delegate, convey or otherwise transfer, whether voluntarily, involuntarily or by operation of law, its rights and obligations under this Agreement, except with the prior written approval of the other parties. Any such prohibited action will be null and void.

7.3. NOTICES. Notices, consents, requests, demands and other communications permitted or required to be given hereunder will be deemed sufficient if given in writing and if delivered personally, or by United States registered or certified mail, postage prepaid, return receipt requested, or by facsimile, telecopy, telegraph, telex or similar telegraphic or electronic data communication equipment, addressed to the parties as set forth below or at such other addresses as the respective parties may designate by like communication from time to time. Communications so given will be effective upon: (a) receipt by the party to which notice is given; (b) on the fourth (4th) day following the date such communication was posted; or (c) the date of transmission, whichever occurs first.

      If to RDO:        RDO Equipment Co.
                        2829 South University Drive
                        Fargo, ND 58109
                        Attention:  Chief Financial Officer
                        Telecopier:  701-271-6328

     If to Offutt Co.:  R. D. Offutt Company

                        -----------------------------------

                        -----------------------------------
                        Attention: President
                        Telecopier:
                                   ------------------------

7.4. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules referred to herein (which are hereby incorporated as an integral part of this Agreement) and the other agreements between the parties expressly referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements by and among Offutt Co., the Offutt Entities and RDO, as well as all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of this Agreement. The parties acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

7.5. AMENDMENT. Except to the extent otherwise expressly provided in this Agreement with respect to amending the exhibits and schedules referred to herein, this Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument duly executed by the parties hereto.

7.6. SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants of the parties contained in or made pursuant to this Agreement which by their terms or clear intent extend beyond the termination of this Agreement will survive the termination of this Agreement and will remain in full force and effect.

7.7. PUBLICITY. This Agreement is confidential and no party will issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement without the other party's prior written approval. However, approval of such disclosure will be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party will furnish a copy of such disclosure to the other party.

7.8. SEVERABILITY. In the event that any of the terms or provisions of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof having jurisdiction over this Agreement, such terms or provisions will be deemed stricken from this Agreement to the extent necessary to avoid such conflict, but such invalidity or unenforceability will not invalidate any of the other terms or provisions of this Agreement and the remainder of such terms or provisions and the remainder of this Agreement will continue in full force and effect, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

7.9. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, and each such counterpart will be deemed an original hereof, but all such counterparts together will constitute one (1) and the same instrument.

7.10. WAIVER. No failure or delay by any of the parties to take any action or assert any right or remedy hereunder or to enforce strict compliance with any provision hereof will be deemed to be a waiver of, or estoppel with respect to, such right, remedy or noncompliance in the event of the continuation or repetition of the circumstances giving rise to such right, remedy or noncompliance. No waiver will be effective unless given in a duly executed written instrument.

7.11. GOVERNING LAW. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the internal laws of the State of North Dakota (without regard to the laws of conflict of any jurisdiction) as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies.

7.12. EXPENSES. Except as otherwise expressly provided in this Agreement, each party will bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

7.13. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement is intended to entitle any person or entity (other than Offutt Co., RDO and their respective successors-in-interest and permitted assigns and, as provided in Article VI relating to indemnification, their respective officers, directors, employees, agents and representatives) to any claim, cause of action, remedy or right of any kind.

7.14. HEADINGS. The table of contents and the headings of the sections and articles of this Agreement are inserted for convenience only and do not constitute a substantive part hereof.

7.15. COMPLIANCE WITH LAWS. The parties hereto agree to comply with all material laws, rules, regulations and ordinances applicable to their respective performance of this Agreement.

   IN WITNESS WHEREOF, the parties have caused this Corporate Services Agreement to be duly executed by their authorized representatives effective as of the date first above written.

                                   RDO EQUIPMENT CO.

                                   By:
                                      -------------------------------------
                                      Paul T. Horn
                                      President


                                   R. D. OFFUTT COMPANY

                                   By:
                                      -------------------------------------
                                      Ronald D. Offutt
                                      Chief Executive Officer

                                       SCHEDULE A

                                      OFFICE SPACE

DESCRIPTION: Offutt Co. will provide to RDO office space for its executive offices located at 2829 South University Drive, Fargo, ND 58109 and all amenities in connection therewith including without limitation heat, light, electricity, insurance, janitorial services and any and all other amenities which are currently provided for RDO's office space.

COMPENSATION:  Pro-Rata Fee.  Currently $        per annum.
                                         -------


                                       EX A-1

                                       SCHEDULE B

                            CONFERENCE AND MEETING FACILITIES

DESCRIPTION: Offutt Co. will provide to RDO conference and meeting facilities available to it which are needed by RDO from time to time and all amenities in connection therewith including without limitation heat, light, electricity, insurance, janitorial services and any and all other amenities
which               provides in connection therewith.

COMPENSATION:  Fixed Fee per usage.


                                       EX B-1

                                       SCHEDULE C

                                   CORPORATE AIRCRAFT

DESCRIPTION:  Offutt Co. will provide to RDO use of a corporate aircraft.

COMPENSATION:  Fixed Fee.  Currently $        per hour.
                                      -------

                                       EX C-1

                                       SCHEDULE D

                              ADMINISTRATION OF 401(k) PLAN

DESCRIPTION: Offutt Co. will administer and coordinate RDO's Profit Sharing 401(k) Plan. These tasks will include reporting and filing of all governmental and nongovernmental reports and returns, notification and communication to all employees, retirees and other nonactive participants.

COMPENSATION:  Pro rata usage Fee.  Currently $         per employee.
                                               --------



                                       EX D-1